Franklin Credit Management Corporation 10-12G
Exhibit 10.5

December 31, 2008

Paul D. Colasono
8 Marie Drive
Huntington, NY  11743

Dear Mr. Colasono:

This letter sets forth proposals for the amendment of your employment agreement with Franklin Credit Management Corporation, effective as of March 28, 2005, in order to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

1.	We hereby propose to amend your employment agreement by adding the following new sentence to the end of Section 5(b):

"Any bonus pursuant to this Section 5(b) shall be paid no later than two and one-half (2½) months from the last day of the tax year in which the bonus was earned."

2.	We hereby propose to amend your employment agreement by amending and restating Section 11(c)(3) in its entirety as follows:

"(3) Employee is removed as CFO, or Executive Vice President of FCMC and such removal results in a material diminution of Employee's authority, duties or responsibilities.”

3.	We hereby propose to amend your employment agreement by adding the following new sentence to the end of Section 11(c):

“Notwithstanding the foregoing, the occurrence of any of the events described in (1) through (3) above shall not constitute “good reason” unless (i) Employee gives FCMC written notice, within ninety (90) days after Employee has knowledge of the occurrence of any of the events described in (1) through (3) above, that such circumstances constitute good reason, (ii) FCMC thereafter fails to cure such circumstances within thirty (30) days after receipt of such notice and (iii) the Employee terminates employment no later than two (2) years following the occurrence of such circumstance.”

4.	We hereby propose to amend your employment agreement by adding the following new sentences to the end of Section 12(b):

“Such payments under this Paragraph 12(b) shall only be made after Employee has incurred a "separation from service" as defined under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  Notwithstanding the foregoing, any payment under this Paragraph 12(b) shall be postponed to the date that is six months and one day following the Employee's separation from service to the extent that such postponement is necessary to prevent the imposition of the additional tax under Section 409A(a)(B) of the Internal Revenue Code.”

If you agree to the foregoing, please sign where indicated below and return the signed copy to me.  Otherwise, the agreement will continue in full force and effect, without amendment.

                                                                Sincerely,

                                                                FRANKLIN CREDIT MANAGEMENT CORPORATION

                                                                /s/ Alexander Gordon Jardin
                                                                Name:  Alexander Gordon Jardin
                                                                Title:  CEO

AGREED AND ACCEPTED

/s/ Paul D. Colasono
Paul D. Colasono

Date: 12/30/08